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                                  EXHIBIT 10(a)

                             AGREEMENT TO AMENDMENT

                                      THE

              INTERNATIONAL DISTRIBUTION AND TECHNOLOGY AGREEMENT


         This Amendment Agreement is entered into this 22nd day of January, 1996 by and between:

I. PARTIES:

1. MARLTON TECHNOLOGIES, INC., ("Marlton") 2828 Charter Road, Suite 101, Philadelphia, Pennsylvania 19154 (hereinafter referred to as "Marlton" and together with its affiliates; SPARKS EXHIBITS HOLDING CORPORATION, INC. ("Sparks Holding") and SPARKS EXHIBITS CORPORATION, ("Spark's Exhibits"), collectively as ("The Marlton Group"); and,

2. TSUBASA SYSTEM COMPANY LTD., 2-25-14 Kameido Koto-Ku, Tokyo 136, Japan (hereinafter referred to as "Tsubasa") and, together with its affiliates SEKITEI AMERICA CORP. ("SAC") and SPARKS EXHIBITS JAPAN ("SJ"), collectively as (the "Tsubasa Group").


II. PURPOSES

         WHEREAS: The Parties have heretofore entered into an international Distribution and Technology Agreemment, dated March 31, 1995 (hereinafter referred to as the "Original Agreement") a copy of which is attached hereto and made a part hereof; and,

         WHEREAS: The original Agreement provided for the formation of a Japanese Corporation, "SPARKS EXHIBITS JAPAN" (SJ) which is owned jointly by Tsubasa and Marlton; and,

         WHEREAS: The Parties now desire to amend the original Agreement on the terms and conditions hereinafter set forth.

         NOW THEREFORE, for good and adequate consideration, receipt of which is hereby acknowledged, the Parties agree as follows:


III. PROVISIONS:

1. MARLTON CORPORATE STOCK ISSUANCE:

         1.01 Marlton shall, immediately after the execution of this Amendment Agreement, issue to Tsubasa five hundred thousand (500,000) shares of the Marlton Common Stock, (hereinafter referred to as the "Marlton Shares").

         1.02 Marlton represents that:

                  1.02.01 There is only one class of Marlton corporate stock issued and outstanding which is Common Stock.

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                  1.02.02 All shares of Marlton Common Stock have equal voting rights.

                  1.02.03 As of the date of this Amendment Agreement there are ten million (l0,000,000) shares of Marlton Common Stock authorized.

                  1.02.04 As of the date of this Amendment Agreement there are issued and outstanding three million, nlne hundred and thirty two thousand, five hundred and thirty four (3,932,534) shares of Marlton Common Stock.

         1.03 Tsubasa represents and understands that:

                  1.03.01 Tsubasa is acquiring the Marlton Shares for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended ("Securities Act").

                  1.03.02 None of the Marlton Shares have been registered under the Securities Act, and the Marlton Shares cannot be sold unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available.

                  1.03.03 Tsubasa's principal place of business is located in Japan.

                  1.03.04 Tsubasa has had an opportunity to review public disclosures of Marlton and to ask questions and receive answers from Marlton regarding Marlton and the terms and conditions of the Marlton Shares.

                  1.03.05 Tsubasa has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Marlton Shares.

2. Guaranty of future value of Marlton Shares.

         2.01 If by December 31, 1998, SJ is not operating at an annualized sales level of at least seven million five hundred thousand dollars (US$7,500,000) and the Market-Value of a share of Marlton Common Stack is less than three dollars (US$3.00) per share, then Marlton, within thirty (30) days of receiving written notification by Tsubasa, shall at Marlton's option, either repurchase the Marlton Shares at a price of one million five hundred thousand dollars (US$1,500,000) or pay to Tsubasa the difference between the aggregate Market Value of the Marlton Shares and the sum of one million five hundred thousand dollars (US$1,500,000).

         2.02 Such written notice shall be received by Marlton no later than January 31, 1999.


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         2.03 "Market Value" shall mean the average closing price of a share of
Marlton Common Stock on its primary stock exchange over the month of December 1998.

3. Appointment of Observer to the Board of Dirctors.

         3.01 Within thirty (30) days of the purchase of the Marlton Shares by Tsubasa, Marlton shall designate an individual nominated by Tsubasa as a nonvoting observer at meetings of the Marlton Board of Directors until December 31, 1998.

         3.02 Marlton shall notify such observer thirty (30) days in advance of each such meeting.

         3.03 Such observer shall not participate in the decision making function of the Board and shall have no voting rights.

         3.04 A copy of the minutes of each Board meeting shall be made available to such observer no more than ten (10) days after each meeting.

         3.05 The observer shall have no obligation to attend the meetings of the Board and shall only attend such meeting if it is convenient for the observer to do so.

4. Use of Funds.

         4.01 The funds derived from the sale of the Marlton Shares to Tsubasa shall be used to enhance and strengthen the financial and operational strength of Marlton, with the particular primary goal of obtaining control and/or ownership of key companies, products and services in the exhibit business.

         4.02 No part of such funds shall be used to retire debts owed to existing officers, directors or shareholders of Marlton and no part of such funds shall be used to pay bonuses, incentives, commissions or rewards to existing officers, directors or shareholders of Marlton.

5. The following Amendments to the Original Agreement shall become effective upon receipt by Marlton of the Paragraph 7 payment.

         5.01 Amendment of Original Agreement Section 5.03 Annual Sale
Discounts.

         Section 5.03 of the Original Agreement shall be deleted in its entirety and replaced with the following provisions:

         5.03.01 The "Expose" and "Exposure" portable exhibit frames, cases etc. marketed by the Marlton Group sha11 be sold to SJ exclusively in the Territory by the Marlton Group at a flat sales discount on all SJ purchases of fifty percent (50%) off the manufacturers Suggested List Price.


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         5.03.02 SJ shall also pay all duties, freight, insurance and other charges as well as Japanese taxes, related to its purchases.

         5.02 Amendment of Original Agreement Section 6.02 Compensation - Sparks Holding.

         Section 6.02 of the Original Agreement, shall be deleted in its entirety and replaced with the following provisions:

         "Effective upon the date of the Paragraph 7 payment by Tsubasa, SJ shall not be obligated now or at anytime in the future to pay to Sparks Holding any royalty whatsoever, nor shall SJ be obligated to pay any annual volume royalty whatsoever so long as this International Distribution and Technology Agreement is in effect."

         5.03 Amendment of original Agreement Section 7.01 - Term.

         Section 7.01 of the Original Agreement, shall be deleted in its entirety and replaced with the following provisions:

         "This Agreement shall be for a period commencing on the date of this Agreement and ending on December 31, 1998 and shall be extended automatically each year thereafter for one year periods, so long as Tsubasa meets the minimum sales level provided in section 5.02.1 hereinabove."

6. Marlton Management.

         6.01 Marlton shall use its best efforts to make its Chief Executive Officer/President and Executive Officer reasonably available for consultation by telephone, including without limitation, quarterly business status and strategy conferences and interim consultations rgarding matters relevant to the business of SJ and the exhibit industry, at least through December 31, 1998.

         6.02 Marlton shall use its best efforts to make such officers reasonably available for meetings in the United States with the Tsubasa executives, at least through December 31, 1998.

         6.03 Marlton represents that it has employment agreements with such officers which extend at least through December 31, 1998.

         7. Transfer of funds. In consideration of Marlton entering into the Amendment Agreement, Tsubasa shall wire transfer three million dollars (US$3,000,000) to Marlton which funds shall be received by Marlton no later than January 31, 1996.

         8. All other provisions of the Original Agreement shall remain in full force and effect:


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         IN WITNESS WHEREOF, the undersigned has executed this Amendment
Agreement, effective as of the date first above written.

           MARLTON TECHNOLOGIES, INC.           TSUBASA SYSTEM CO. LTD.

           By:  ROBERT B. GINSBURG              By: KENICHI MICHIKAWA
               ----------------------               --------------------------
                Robert B. Ginsburg                  Kenichi Michikawa
                Chief Executive Officer             President

           SPARKS EXHIBITS HOLDING              SPARKS EXHIBITS JAPAN
           CORPORATION                          By: TSUBASA SYSTEM CO. LTD.

           By:  ALAN I. GOLDBERG                By: KENICHI MICHIKAWA
               ----------------------               --------------------------
                Alan I. Goldberg                    Kenichi Michikawa
                President                           President

           SPARKS EXHIBITS CORP.                SEKITEI AMERICA CORP.

           By:  ROBERT B. GINSBURG              By: TAKEKUNI HANEDA
               ----------------------               --------------------------
                Robert B. Ginsburg                  Takekuni Haneda
                Chief Executive Officer             President



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